Contract Acceptance Notice - Agency

To:	WAAT Media Corporation, United States of America, registered no. 2512380 and Address: 18226 Ventura Blvd. Suite 102 Tarzana, Ca 91356. Attention: Camill Sayadeh Fax: +1 818 708 0598
From the Vodafone Group Company identified opposite:	Vodafone España, S.A, a company incorporated in Madrid, Spain and whose registered office is at Avda. De Europa 1, Parque Empresarial La Moraleja, 28108 Alcobandas, Madrid, Spain
CC:	Vodafone Group Services Limited Vodafone House The Connection, Newbury, Berkshire RG14 2FN United Kingdom Attention: Executive Head of Content Development (Graeme Ferguson) Fax: +44 207 212 0312
Territory	Spain

We accept the Standing Offer set out in the Master Agreement entered into between you and VGSL dated 17 December 2004 (entitled “Vodafone Master Global Content Agency Terms and Conditions”), a copy of which (together with any relevant Content Schedules) we have seen.

Signed	/s/ Juan Antonio Alberca	Signed	/s/ Federico José Colom
Print Name: Juan Antonio Alberca		Print Name: Federico José Colom
Title: Supply Chain Management Director		Title: Financial Controller
For and on behalf of Vodafone España, S.A.		For and on behalf of Vodafone España, S.A.

Date: 14TH -February-2005		Date:

NB - Prior to signing this Contract Acceptance Notice, the Vodafone Group Company must be sent copies of the final, signed versions of: (1) Terms and Conditions; and (2) Content Schedule(s).